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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Aetna Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of the Aetna Inc. Incentive Savings Plan of our report dated January 29, 2001, relating to the consolidated balance sheets of Aetna Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000 which report appears in the Form 10-K of Aetna Inc.

We also consent to incorporation by reference in the Registration Statement on Form S-8 of the Aetna Inc. Incentive Savings Plan of our report dated May 25, 2001, relating to the statements of net assets available for benefits of the Aetna Inc. Incentive Savings Plan as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000 and the 2000 supplemental information, which report appears in the December 31, 2000, annual report on Form 11-K of Aetna Inc. Incentive Savings Plan.


                                              /s/ KPMG LLP

Hartford, Connecticut
November 7, 2001